EX - 11
                         CINCINNATI MILACRON INC. AND SUBSIDIARIES
                             COMPUTATION OF PER-SHARE EARNINGS


                                                 (In thousands, except per-share amounts)

                                                    1993           1992           1991
                                                  ---------      -------       ---------

Net earnings (loss)                               $(101,930)     $21,535       $(100,205)

Less preferred dividends                                240          240             240
                                                  ---------      -------       ---------
  Net earnings (loss) available
        to common shareholders                    $(102,170)     $21,295       $(100,445)
                                                  =========      =======       =========
Primary

  Average number of shares
       outstanding                                   31,536       27,417          27,350
  Add dilutive effect of stock
        options based on treasury
        stock method                                    812          190              11
                                                  ---------      -------       ---------

      Total                                          32,348       27,607          27,361
                                                  =========      =======       =========

        Per share amount                          $   (3.16)     $   .77       $   (3.67)
                                                  =========      =======       =========

Fully diluted

  Average number of shares
        outstanding                                  31,536       27,417          27,350
  Add dilutive effect of stock
        options based on treasury
        stock method                                    830          206              13
                                                  ---------      -------       ---------

        Total                                        32,366       27,623          27,363
                                                  =========      =======       =========

         Per share amount                         $   (3.16)     $   .77       $   (3.67)
                                                  =========      =======       =========